Gold Flora Closes $7.15M Initial Draw of
$13.15 Million Senior Loan Facility
Strengthens Balance Sheet with Capital to Support Expanding California Brand Presence
Costa Mesa, CA – August 28, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM) a leading vertically-integrated California cannabis company, today announced the closing of a Senior Loan Facility (the “Loan Facility”) with J.J. Astor & Co. (“JJ Astor” or “Lender”) for up to $13.15 million, with an initial draw (“Initial Draw”) of $7.15 million and the potential for up to three additional $2.0 million draws (“Additional Draws”). The proceeds of the Loan Facility will be used primarily for working capital and other corporate purposes.

“We are pleased to have successfully completed this financing to strengthen our balance sheet as we rapidly grow our CPG brand presence and enhance our premier indoor cultivation footprint to meet the rising demand for our products,” said Laurie Holcomb, Chief Executive Officer of Gold Flora. “This capital infusion will enable us to continue to expand our position as a leading consumer cannabis company in California as we work toward achieving our goal of positive cash flow generation and profitability.”

The Loan Facility allows potential gross proceeds of approximately $12.6 million, provided that each Additional Draw is exercised by the Company and the applicable conditions precedent are satisfied, with each Additional Draw available in sixty day increments from the closing of the Loan Facility. The Initial Draw will be repaid within 53 weeks with total payments of approximately $9.3 million. Each Additional Draw will be repaid within 40 weeks with total payments of approximately $2.8 million. Upon any event of default, the lender may elect to accelerate payment subject to a default premium and/or convert into shares of Gold Flora common stock, subject to certain limitations and cure periods, including applicable pricing and dilution limitations of the Cboe Canada Inc.
A.G.P./Alliance Global Partners acted as sole placement agent in the transaction.
About Gold Flora Corporation
Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a robust portfolio of 8 cannabis brands, including Gramlin, one of the fastest growing brands in the state. The Company’s retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level dispensaries, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation’s indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. In addition, the Company has entered into leases for two state-of-the-art indoor cultivation facilities in Palm Springs, with 53,000 square feet of canopy to start operation once licensing is complete. The Company also has the option to expand further in the future depending on market demand, with already entitled acreage providing approximately 240,000 square feet of canopy. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities and Stately Distribution. This centralized location provides for optimal security and logistics benefits and protects the product as it moves though the Company's larger pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gramlin, Gold Flora, Cruisers, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.

For the latest news, activities, and media coverage, please visit www.goldflora.com.

About J.J. Astor & Co.
J.J. Astor & Co. is a lending platform providing short-term bridge lending to growth-oriented companies in the lower middle market. Loan facilities range from $500 thousand to $30 million for growth events including mergers and acquisitions, equipment and asset acquisition, strategic investments, listings on public markets and more. For more information, visit www.jjastor.com.

Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding the expected repayment timeline for the Loan Facility, Gold Flora's expected financial condition and performance, expectations related to the potential for future positive cash flow and profitability, the current and projected market, licensing status, expansion expectations, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Gold Flora Corporation Inc.
Laurie Holcomb, Chairman & CEO
+1 (949) 252-1908 ext.300

Investor Contact
ir@goldflora.com